UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On December 14, 2016, Andrew Daskalakis retired from the Board of Directors (the “Board”) of pdvWireless, Inc. (the “Company”), and from his service as Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Board’s Compensation Committee.  His retirement is not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

(d)

On December 14, 2016, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, authorized and approved the appointment of Paul Saleh as a member of the Board, effective immediately.  The Board also appointed Mr. Saleh to serve as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.   The Company issued a press release announcing the appointment of Mr. Saleh and the retirement of Mr. Daskalakis.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

In addition, the Board appointed T. Clark Akers to the Compensation Committee and John Sites to the Nominating and Corporate Governance Committee.  Following such appointments, a majority of the Board continues to be comprised of “independent directors” as defined by the Nasdaq Stock Market and the Securities and Exchange Commission.  Additionally, each of the three standing committees of the Board (the Audit, Compensation and Nominating and Corporate Governance Committees), continue to be comprised of at least three “independent directors” and satisfy the other qualification requirements to serve on such committees.

The Company’s non-employee director compensation program for fiscal 2017 provides for an annual cash retainer of $50,000 for service on the Board.  The annual cash retainer is payable in four equal installments on a quarterly basis, and on a pro-rata basis for service during any portion of a quarter.  Additionally, the Company’s non-employee directors receive an annual grant of restricted stock with a grant date fair market value equal to approximately $65,000. Under this program, Mr. Saleh (i) received an initial grant of restricted stock in the amount of 2,709 shares of the Company’s common stock based on the Company’s closing stock price on the Nasdaq Stock Market on December 14, 2016 (the “Restricted Stock Award”) and (ii) received a pro rata portion of his quarterly Board cash retainer for the quarter ended December 31, 2016.  The Restricted Stock Award will vest on the earlier of December 14, 2017 or the 2017 annual meeting of stockholders, subject to accelerated vesting in the event of a change of control. The Restricted Stock Award is subject to the terms and conditions of the Company’s 2014 Stock Plan and a Restricted Stock Award Agreement in the form previously approved by the Board for issuance to the Company’s non-employee directors. The Company’s form of Non-Employee Restricted Award Agreement was filed with the Securities and Exchange Commission on February 16, 2016 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 and is incorporated herein by reference.

The Company also entered into an Indemnification Agreement with Mr. Saleh. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Mr. Saleh to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on December 19, 2014 as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Mr. Saleh and any of the Company’s directors or executive officers and Mr. Saleh does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Mr. Saleh was named a director.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Augu
Exhibit No.	Description

99.1	Press Release Issued by the Company on December 14, 2016 announcing the appointment of Paul Saleh to the Board of Directors and the retirement of Andrew Daskalakis from the Board of Directors.
10.1

Form of Non-Employee Restricted Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016).

10.2

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: December 14, 2016	/s/ John C. Pescatore
John C. Pescatore
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by the Company on December 14, 2016 announcing the appointment of Paul Saleh to the Board of Directors and the retirement of Andrew Daskalakis from the Board of Directors.
10.1

Form of Non-Employee Restricted Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016).

10.2

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2014).